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    As filed with the Securities and Exchange Commission on February 13, 1997

                                                      Registration No.

                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                           JACOR COMMUNICATIONS, INC.
                          ----------------------------
              (Exact name of registrant as specified in its charter)



                DELAWARE                              31-0978313
---------------------------------------- -------------------------------------
(State of incorporation or organization) (I.R.S. Employer Identification Number)

      50 EAST RIVERCENTER BOULEVARD
              12TH FLOOR
         COVINGTON, KENTUCKY                                      41011
-----------------------------------------                      -----------
(Address of principal executive offices)                        (Zip Code)



      Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                       Name of each exchange on which
     to be so registered                       each class is to be registered

             NONE                                           NONE
     --------------------                            --------------------

      If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]

      If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

      Securities to be registered pursuant to Section 12(g) of the Act:

                       COMMON STOCK PURCHASE WARRANTS
                       ------------------------------
                              (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The description of the securities contained in Jacor Communications, Inc.'s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on February 4, 1997, and, together with all amendments thereto, now or hereafter filed, is hereby incorporated by reference into this registration statement.

ITEM 2.  EXHIBITS.

      I. Listed below are the exhibits filed as a part of this registration statement:

           1. Agreement and Plan of Merger dated as of October 8, 1996 ("Regent Merger Agreement") between Jacor Communications, Inc. ("Jacor") and Regent Communications, Inc. (omitting schedules and exhibits not deemed material). Incorporated by reference to
                Exhibit 2.1 to Jacor's Current Report on Form 8-K dated October 23, 1996.

           2. Form of Warrant Agreement ("Warrant Agreement") between Jacor and KeyCorp Shareholder Services, Inc., as warrant agent (included as Exhibit B to Regent Merger Agreement). Incorporated by reference to Exhibit 2.2 to Jacor's Current Report on Form 8-K dated October 23, 1996.

           3. Registration Rights Agreement dated as of October 8, 1996 among Jacor and the parties listed in Schedule I thereto (included as Exhibit I to Regent Merger Agreement). Incorporated by reference to Exhibit 2.4 to Jacor's Current Report on Form 8-K dated October 23, 1996.

           4. Form of Common Stock Purchase Warrants (attached as Exhibit A to the Warrant Agreement). Incorporated by reference to Exhibit 2.2 to the Registrant's Current Report on Form 8-K dated October 23, 1996.

           5.   The Registrant's Certificate of Incorporation.

           6.   The Registrant's Bylaws.


     II.  Not applicable.

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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 13, 1997            Jacor Communications, Inc.



                                   By:    /s/Jon M. Berry
                                          -----------------
                                   Name:  Jon M. Berry
                                   Title: Senior Vice President
                                          and Treasurer


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